STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Commercial Recording Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

THE LAW OFFICES OF JILLIAN SIDOTI
34721 MYRTLE COURT
WINCHESTER, CA 92596

Job:C20090911-0829
September 15, 2009

Special Handling Instructions:
NF 1FSC E-MAIL 9/15 GR

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20090675827-86	9/10/2009 6:35:45 AM	1	$75.00	$75.00
Total					$75.00

Payments

Type	Description	Amount
Credit	20036B|09091520965063	$75.00
Total		$75.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

THE LAW OFFICES OF JILLIAN SIDOTI
34721 MYRTLE COURT
WINCHESTER, CA 92596

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20090675827-86
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/10/2009 6:35 AM
	Entity Number E0492622009-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	RJD Green, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp. Services (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	*Number of shares with par value:* 75,000,000 — Par value per share: $ .001 — *Number of shares without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Robert Kepe (Name) 1560-1 Newbury Rd. #514 (Street Address) — Newbury Park (City) — CA (State) — 91320 (Zip Code) 2) Name Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Jillian Sidoti, Esq (Name) — X [signature] Incorporator Signature 34721 Myrtle Court (Address) — Winchester (City) — CA (State) — 92596 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] on behalf of Incorp Services, Inc. — 9/4/09 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **RJD GREEN. INC.**, did on September 10, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 15, 2009.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20090911-0829
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Instructions for Initial List and Registered Agent Form

ATTENTION: You may now file your initial or annual list online at www.nvsos.gov

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION: **Pursuant to NRS, the Initial List and Registered Agent form *MUST* be in the care, custody and control of the Secretary of State by the close of business on the last day of the first month following the organization date. (Postmark date is not accepted as receipt date in the Office of the Secretary of State.)**

As of November 1, 2003 the filing fee for a initial list is $125.00. Nonprofit corporation initial lists are $25.00.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1. The *FILE NUMBER* and *NAME* of the entity *EXACTLY* as it is registered with this office.
2. The *FILING PERIOD* is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.
3. The name and address of the *REGISTERED AGENT and OTHER* names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether *MANAGER or MANAGING MEMBER* is being listed.
4. The *SIGNATURE*, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.
5. Completed *FORM, FEES and applicable PENALTIES* must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $75.00 fee.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE: *Regular and Expedited Filings*	SATELLITE OFFICES: *Expedited Filings Only*	
Secretary of State Status Division 202 North Carson Street Carson City NV 89701-4201 Phone: 775-684-5708 Fax: 775-684-7123	Secretary of State – Las Vegas Commercial Recordings Division 555 East Washington Ave, Suite 5200 Las Vegas NV 89101 Phone: 702-486-2880 Fax: 702-486-2888	Secretary of State - Reno Commercial Recordings Division 1755 East Plumb Lane, Suite 231 Reno NV 89502 Phone: 775-688-1257 Fax: 775-688-1858

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

FILE NUMBER

E0492622009-1

RJD GREEN. INC.

(Name of Corporation)

FOR THE FILING PERIOD OF SEP. 2009 TO SEP. 2010. Due by Oct 31, 2009

The corporation's duly appointed registered agent in the State of Nevada upon whom process can be served is:

INCORP SERVICES, INC.
375 N STEPHANIE ST STE 1411
HENDERSON NV 89014-8909

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR REGISTERED AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** must be named. Have an **officer** sign the form. *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee, if no capitalization. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. Make your check payable to the **Secretary of State**. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 897014201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip

NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip

NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip

NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	St	Zip

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer Title Date